N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Core Plus Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		3,212,018	0.29		10,661,623	11.00
Class B		147,319   	0.25		527,375	11.00
Class C		338,072   	0.25		1,312,454	11.00
Class I		934,708	0.31		2,962,155	11.00


Evergreen Diversified Income Builder Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		5,843,946	0.26		23,738,524	4.58
Class B		1,107,391	0.22		4,193,919	4.60
Class C		2,309,635	0.22		12,420,824	4.60
Class I		1,782,615	0.26		13,092,355	4.48


Evergreen High Income Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		12,827,853	0.14		89,223,708	2.90
Class B		2,907,400	0.13		19,631,040	2.90
Class C		4,376,876	0.13		34,255,008	2.90
Class I		4,622,611	0.14		33,709,978	2.90


Evergreen U.S. Government Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		2,681,608	0.15		16,921,091	9.54
Class B		151,484	0.12		1,176,916	9.54
Class C		222,260	0.12		1,641,446	9.54
Class I		5,818,668	0.16		29,543,832	9.54